Exhibit 10.2

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT”)

US $125,000.00

SLINGER BAG INC.

12% CONVERTIBLE REDEEMABLE NOTE

DUE FEBRUARY 11, 2021

FOR VALUE RECEIVED, Slinger Bag Inc. (the “Company”) promises to pay to the order of Quinte Computer Services Ltd. and its authorized successors and Permitted Assigns, defined below, ("Holder"), the aggregate principal face amount of One Hundred Twenty Five Thousand Dollars exactly (U.S. $125,000.00) on February 11, 2020 ("Maturity Date") and to pay interest on the principal amount outstanding hereunder at the rate of 12% per annum commencing on the date hereof (“Issuance Date”). The interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note on a quarterly basis by wire transfer in accordance with instructions to be separately provided in writing by the Holder. The principal of, and interest on, this Note are payable in accordance with instructions to be received from the Holder from time to time. The Company will pay each interest payment and the outstanding principal due upon this Note on a quarterly basis before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by wire transfer (it being understood that no amounts are known to be required to be withheld as at the date hereof). The forwarding of such wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer. Interest shall be payable in cash or, at the option of the Holder, in Common Stock (as defined below) pursuant to paragraph 4(b) herein. Permitted Assigns means any assignee to whom all or a portion of this Note is assigned, transferred or sold accompanied by an opinion of counsel.

This Note is subject to the following additional provisions:

1. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith. To the extent that Holder subsequently transfers, assigns, sells or exchanges any of the multiple lesser denomination notes, Holder acknowledges that it will provide the Company with an opinion of counsel in accordance with the requirements of the Company’s transfer agent.

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2. The Company shall be entitled to withhold from all payments to be made in cash any amounts required to be withheld under applicable laws.

3. This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act"), applicable state securities laws and Sections 2(f) and 5(f) of the Securities Purchase Agreement. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prequalified prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date. All notices of conversion will be accompanied by an opinion of counsel.

4. (a) The Holder of this Note is entitled, at its option, at any time, to convert all or any amount of the principal face amount of this Note then outstanding and/or any accrued, but unpaid, interest into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 70% of the lowest closing price of the Common Stock as reported on the National Quotations Bureau OTC Market exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the ten prior trading days including the day upon which a Notice of Conversion is received by the Company (provided such Notice of Conversion is delivered together with an opinion of counsel, by fax or other electronic method of communication to the Company after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). For purposes of the above calculations, a day shall not be considered a trading day if there was no trading volume for the Company’s Common Stock for that particular day. If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. Accrued, but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor).

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(b) Interest on any unpaid principal balance of this Note shall be paid at the rate of 12% per annum. Interest shall be paid by the Company in cash or, at the option of the Holder, Common Stock ("Interest Shares") on a quarterly basis in accordance with wiring instructions to be provided separately in writing from time to time by the Holder.

(d) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization (excluding an increase in authorized capital) or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. In the event of a default, which is not cured within the prescribed period, the Company agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8. If one or more of the following described "Events of Default" shall occur:

(a) The Company shall default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company, provided that the Company shall not be in default of this clause 8(a) if a payment of principal and/or interest is due and the Holder has the option to receive such payment in shares of Common Stock (provided that no other event of default is outstanding or in effect);

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(b) Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note shall be false or misleading in any respect;

(c) The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder;

(d) The Company shall (1) become insolvent (which does not include a “going concern opinion); (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable;

(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment;

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company;

(g) Defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period;

(h) The Company shall have its Common Stock delisted from an exchange (including the OTC Markets exchange) or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than 10 consecutive days or ceases to file its 1934 act reports with the SEC;

(i) The Company shall not deliver to the Holder the Common Stock pursuant to paragraph 4 herein without restrictive legend within 5 business days of its receipt of a Notice of Conversion which includes an opinion of counsel expressing an opinion which supports the removal of a restrictive legend; or

(j) The Company shall cause to lose the “bid” price for its stock in a market (including the OTC marketplace or other exchange).

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Then, or at any time thereafter, unless cured within 15 days of receipt of written notice thereof from the Holder, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of 18% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law.

9. In the event that the Company undergoes liquidation (whether voluntarily or otherwise), it is agreed that to the maximum extent permitted by law, the Holder will be entitled to be paid all amounts outstanding hereunder at such time in full before any payment is made to any unsecured creditor or any shareholder.

10. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

11. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

12. The Company will give the Holder direct notice of any corporate actions, including but not limited to name changes, stock splits, recapitalizations etc. This notice shall be given to the Holder as soon as permitted under applicable law and reasonably practicable.

13. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal or interest on this Note.

14. This Note shall be governed by and construed in accordance with the laws of Nevada applicable to contracts made and wholly to be performed within the State of Nevada and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York or in the Federal courts sitting in the county or city of New York. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

Dated: _______________

SLINGER BAG INC.

By:
Title:

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EXHIBIT A

NOTICE OF CONVERSION IN RESPECT OF THE SLINGER BAG 12% CONVERTIBLE REDEEMABLE
NOTE DUE FEBRUARY 11, 2021

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $___________ of the above Note into _________ Shares of Common Stock of Slinger Bag Inc. (“Shares”) according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion:_______________________________________________________________

Applicable Conversion Price:________________________________________________________

Signature:_______________________________________________________________________

[Print Name of Holder and Title of Signer]

Address:_______________________________________________________________________

_______________________________________________________________________

Shares are to be registered in the following name:______________________________________________________

Name: _________________________________________________________________________

Address:_______________________________________________________________________

Tel: ____________________________________________

Fax:_____________________________________________

Shares are to be sent or delivered to the following account:

Account Name:___________________________________________________________________

Address:________________________________________________________________________

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